                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) December 14, 2000



                          TRANSACTION SYSTEMS ARCHITECTS, INC.
                 (Exact name of registrant as specified in its charter)



         DELAWARE                    0-25346                  47-0772104
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)



                  224 South 108th Avenue, Omaha, Nebraska 68154
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (402) 334-5101

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                                    FORM 8-K

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

99.01 Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

ITEM 9.  Regulation FD Disclosure

On October 24, 2000 Transaction Systems Architects, Inc. ("TSA") announced in a press release that it had signed a definitive agreement to acquire MessagingDirect, Ltd, ("MDL") a company based in Edmonton, Canada, in an all-stock transaction. TSA plans to acquire all of the issued and outstanding securities of MDL in exchange for approximately 3.3 million shares of TSA Class A Common Stock. The share exchange, which has been approved by the board of directors of both companies, is subject to certain conditions including MDL securityholder approval and Canadian regulatory approvals. As contemplated by the definitive agreement, MessagingDirect has called a meeting of its securityholders to vote on the proposed acquisition by TSA on January 4, 2000. MDL also mailed the Information Circular for the proposed acquisition to its securityholders. The Information Circular will become available on the Internet at the website of SEDAR, the System for Electronic Document Analysis and Retrieval, which is the electronic filing system in Canada, at WWW.SEDAR.COM under the filings of MessagingDirect at the time such filings become available in accordance with the policies governing that system. The Information Circular includes information on the proposed acquisition, MDL, and TSA, among other matters. The Information Circular is MDL's document and MDL is solely responsible for the information contained in the Information Circular except for the information specifically pertaining to TSA.

The following are excerpts from MDL's Information Circular containing certain of the sections specifically pertaining to TSA.

BUSINESS OF TSA

         TSA develops, markets, installs and supports a broad line of software products and services primarily focused on facilitating electronic payments and electronic commerce. In addition to its own products, TSA distributes or acts as a sales agent for software developed by third parties. The products and services are used principally by financial institutions, retailers and third-party processors, both in domestic and international markets.

         The products and services of TSA are organized into four business units
- Consumer e-Payments, Electronic Business Infrastructure, Corporate Banking e-Payments and Health Payment Systems. The products and related services associated with each business unit are as follows:

A. Consumer e-Payments products focus on the consumer side of financial institutions related to automated teller machine (ATM) networks, point-of-sale deployments, branch networks, home banking, fraud detection and back-office payments management and internet banking . In addition, Consumer e-Payments products offer retailers, merchant banks and payment processors electronic payment solutions such as secure web-based payments, debit and credit transaction authorization, fraud management and targeted marketing programs. Products in this group include BASE24, TRANS24, OCM24, Integrated Voice Response ("IVR"), Smart Card, WINPAY 24, E24, NET24 and Internet Banking (i24).

B. Electronic Business Infrastructure products facilitate communication, data movement, transaction processing and systems monitoring across incompatible computing systems involving mainframes, distributed computing networks and the Internet. Products in this group include ICE, Enguard and Extractor/Replicator products.

C. Corporate Banking e-Payments products offer electronic commerce and electronic payments solutions to corporate banking institutions. Products in this group include Co-ach, MoneyTransfer System and MoneyNet.

D. Health Payment Systems products allow large companies and healthcare payment processors to automate claims eligibility determination, claims capture and claims payments.

         TSA's primary Consumer e-Payments, Electronic Business Infrastructure and Corporate Banking e-Payments customers are large financial institutions, retailers or third-party processors operating large, geographically-distributed electronic payment networks capable of capturing large volumes of transactions through many types of devices and accessing a variety of switches. As at September 30, 1999, TSA's customer base included 111 of the 500 largest banks in the world as measured by asset size, and 22 of the top 100 retailers in the United States as measured by revenue. As of September 30, 1999, TSA had 2,314 customers in 79 countries on six continents. TSA's IVR product customers are typically small to midsize banks located primarily in the United States and totaled approximately 1,400 as of September 30, 1999. During fiscal years 1999, 1998 and 1997, approximately 53%, 55% and 54%, respectively, of TSA's total revenues resulted from international operations and approximately 66%, 63% and 64%, respectively, of its revenues were derived from licensing the BASE24 family of products and providing related service and maintenance.

         During fiscal 2000, TSA announced plans to direct the majority of its focus on the Consumer e-Payments business. TSA is considering various alternatives for the Electronic Business Infrastructure, Corporate Banking e-Payments and Health Payment Systems businesses, including possible sales, spin-offs, strategic alliances, partnerships, third-party investors and initial public offerings. One of the first steps of this new business strategy was the announcement of the formation of Insession Technologies, the Electronic Business Infrastructure business unit of TSA. In June 2000 TSA announced that Insession Technologies, Inc. had filed a registration statement with the SEC for a proposed initial public offering of its common stock. In September 2000, however, TSA announced that it has postponed the initial public offering due to unfavorable market conditions and has engaged Salomon Smith Barney to assist in determining the best strategic alternatives for Insession Technologies. Nothing in this paragraph constitutes an offer to sell or a solicitation to buy any securities.


         Executive Officers

         The names, municipalities of residence, positions with TSA and the principal occupations of the Officers of TSA are set out below.


------------------------------- ------------------------------------------ -------------------------
Name and Municipality of
Residence                       Office Held and Principal Occupation       Position Held Since
------------------------------- ------------------------------------------ -------------------------
William E. Fisher               Chief Executive Officer and Chairman of    December 1, 1993
Omaha, Nebraska, U.S.A.         the Board
------------------------------- ------------------------------------------ -------------------------
David C. Russell                President                                  February 25, 2000
Omaha, Nebraska, U.S.A.
------------------------------- ------------------------------------------ -------------------------


------------------------------- ------------------------------------------ -------------------------
Name and Municipality of
Residence                       Office Held and Principal Occupation       Position Held Since
------------------------------- ------------------------------------------ -------------------------
Dwight G. Hanson                Treasurer, Chief Financial Officer and     February 1, 2000
Omaha, Nebraska, U.S.A.         Senior Vice President
------------------------------- ------------------------------------------ -------------------------
David P. Stokes                 Vice President - Legal and Secretary       December 1, 1993
Omaha, Nebraska, U.S.A.
------------------------------- ------------------------------------------ -------------------------
Jeffrey S. Hale                 Senior Vice President - Strategic          March 1, 1999
Omaha, Nebraska, U.S.A.         Business Development
------------------------------- ------------------------------------------ -------------------------
Mark R. Vipond                  Senior Vice President - Consumer           March 1, 1999
Omaha, Nebraska, U.S.A.         Banking; President - ACI Worldwide Inc.
------------------------------- ------------------------------------------ -------------------------
Edward H. Mangold               Senior Vice President                      December 31, 1993
Omaha, Nebraska, U.S.A.
------------------------------- ------------------------------------------ -------------------------
Anthony J. Parkinson            Senior Vice President - Enterprise         December 1, 1999
Hinsdale, Illinois, U.S.A.      Solutions; CEO - Insession
                                Technologies, Inc.
------------------------------- ------------------------------------------ -------------------------
Dennis D. Jorgensen             Senior Vice President - Corporate          February 25, 2000
Boston, Massachusetts, U.S.A.   Banking CEO - Intranet Inc.
------------------------------- ------------------------------------------ -------------------------
Edward C. Fuxa                  Chief Accounting Officer and Controller    February 25, 2000
Omaha, Nebraska, U.S.A.
------------------------------- ------------------------------------------ -------------------------


         INDEBTEDNESS OF DIRECTORS AND OFFICERS

         In the first quarter of 2001, TSA entered into (1) an employment agreement and (2) an incentive compensation agreement with William E. Fisher, its Chief Executive Officer. The employment agreement is for a term of three years and provides for a base annual salary of U.S.$200,000. No bonus compensation is payable pursuant to the employment agreement. Pursuant to the incentive compensation agreement, TSA made a loan to Mr. Fisher in the amount of U.S.$3.0 million, which bears interest at 6.35%. Subject to certain prepayment obligations and forgiveness upon the occurrence of certain events, principal and accrued interest are due after three years. Pursuant to the terms of the loan, all of the principal and accrued interest are subject to forgiveness in the event of certain changes of control, death, or termination without cause; one-half of the principal and accrued interest are subject to forgiveness if Mr. Fisher remains employed with TSA for the three-year term; and one-half of the principal and accrued interest is subject to forgiveness in the event the closing bid price for TSA Class A Common Shares reaches certain price targets.

         SECURITY OWNERSHIP

         The following table sets forth certain information regarding beneficial ownership of TSA Class A Common Shares as of December 1, 2000, by (i) each of TSA's directors, (ii) each of the executive officers named in the Summary Compensation Table below (iii) all executive officers and directors as a group, and (iv) each person known by TSA to be the beneficial owner of more than 5% of the outstanding TSA Class A Common Shares.


                                                                             Number of
Beneficial Owner                                                              Shares           Percent
----------------                                                            ----------         -------
Waddell & Reed Financial, Inc. (1)                                           3,437,300          10.4%
Massachusets Financial Services Co. (2)                                      2,941,802           8.9%
Jurika & Voyles, L.P. (3)                                                    2,001,580           6.0%
Brown Capital Management, Inc.(4)                                            1,683,700           5.1%
Charles E. Noell (5)                                                            14,325              *
Jim D. Kever (6)                                                                20,800              *
Larry G. Fendley (7)                                                            24,700              *
Gregory J. Duman (8)                                                           148,994              *
Roger K. Alexander (9)                                                               -              *
William E. Fisher (10)(11)                                                     531,000           1.6%
David C. Russell (10)(12)                                                      112,412              *
Anthony J. Parkinson (10)(13)                                                   46,166              *
Edward H. Mangold (10)(14)                                                     187,008              *
Mark R. Vipond (10)(15)                                                        121,583              *
All Directors and Executive Officers
 as a Group (15 persons) (16)                                                1,457,674           4.4%


(1) The number of shares in the table is based on a Schedule 13F dated September 30, 2000, which indicates that Waddell & Reed Financial, Inc. and related entities have sole investment discretion and sole voting power over 3,437,300 shares.
(2) The number of shares in the table is based on a Schedule 13F dated September 30, 2000, which indicates that Massachusets Financial Services Co. has sole investment discretion over 2,941,802 shares, sole voting power over 2,298,882 shares, and no voting power over 642,920 shares.
(3) The number of shares in the table is based on a Schedule 13F dated September 30, 2000.
(4) The number of shares in the table is based on a Schedule 13F filed on November 15, 2000, which indicates that Brown Capital Management, Inc. has sole investment discretion over 1,683,700 shares, sole voting power over 1,152,700 shares, and shared voting power over 531,000 shares.
(5) Includes 1,650 shares owned by Mr. Noell's children. Mr. Noell's buisiness mailing address is 12680 High Bluff Road, Number 200,
         San Diego, CA 92130-2002.
(6)      Consists of 20,800 shares issuable upon exercise of options.
         Mr. Kever's business mailing address is Two Lakeview Place, 15 Century Boulevard, Suite 600, Nashville, TN 37214.
(7) Includes 20,800 shares issuable upon exercise of options and 600 owned by Mr. Fendley's wife. Mr. Fendley's business mailing address is 635 Southwest 42nd Street, Paris, TX 75460.

(8) Includes 33,916 shares issuable upon exercise of options and 1,800 owned by Mr. Duman's children. Mr. Duman's business mailing address is 13710 FNB Parkway, Suite 300, Omaha, NE 68154.
(9) Mr. Alexander's business address is Candlewick House, 120 Cannon Street, London, England EC4N 6AS.
(10)     The business address is 224 South 108th Avenue, Omaha, NE 68154.
(11) Includes 450,000 owned by a corporation of which Mr. Fisher is a principal shareholder. Also includes 81,000 shares issuable upon exercise of options.
(12)     Includes 83,932 shares issuable upon exercise of options.
(13)     Includes 31,166 shares issuable opon exercise of options.
(14) Includes 67,416 shares issuable upon exercise of options and 35,000 shares owned by Mr. Mangold's wife.
(15) Includes 67,416 shares issuable upon exercise of options and 5,000 shares owned by Mr. Vipond's wife.
(16)     Includes 589,793 shares issuable upon exercise of options.


         INTEREST OF INSIDERS IN CERTAIN TRANSACTIONS

         TSA and KFS Management, Inc. are parties to agreements pursuant to which KFS Management, Inc. leased two aircraft to TSA on a non-exclusive basis for business use by TSA. The lease agreements terminated on December 31, 1999. Mr. Fisher and his brother-in-law are the sole stockholders of KFS Management, Inc. During fiscal 2000, TSA paid KFS Management, Inc. a total of U.S.$65,000 under the lease agreements. During fiscal 2000, TSA also reimbursed KFS Management, Inc. a total of U.S.$8,507 for aircraft-related supplies and the services of its employees.


         EXECUTIVE COMPENSATION

         The following table sets forth certain compensation information as to the Chief Executive Officer ("CEO") and the four highest paid executive officers (collectively, the "Named Executive Officers") of TSA for each of the years ended September 30, 1998, 1999, and 2000.

                                                SUMMARY COMPENSATION TABLE


                                                                                     Long-Term
                                                                                    Compensation
                                                                                     Awards (3)
                                                            Annual Compensation      Securities        All Other
     Name and                                                      Other Annual      Underlying      Compensation
Principal Position         Year       Salary($)    Bonus($)(1)   Compensation (2)  Options (#)(3)      ($)(4)(5)
----------------------     ----       --------     ----------    ---------------   -------------    --------------
William E. Fisher          2000        206,250        69,833      59,340              125,000          4,153
  Chairman and Chief       1999        250,000       231,489       -----               18,000          4,153
  Executive Officer        1998        233,333       255,768       -----                 None          4,153


                                                                                     Long-Term
                                                                                    Compensation
                                                                                     Awards (3)
                                                            Annual Compensation      Securities        All Other
     Name and                                                      Other Annual      Underlying      Compensation
Principal Position         Year       Salary($)    Bonus($)(1)   Compensation (2)  Options (#)(3)      ($)(4)(5)
----------------------     ----       --------     ----------    ---------------   -------------    --------------
David C. Russell           2000        241,250       118,714       -----              130,000             4,153
  President                1999        172,500       130,799       -----               18,000             4,153
                           1998        150,000       154,255       -----                 None             4,153

Anthony Parkinson          2000        100,000       334,570       -----               27,000             4,153
  Senior Vice President    1999        100,000       340,628       -----                9,000             4,153
                           1998         65,000       454,178       -----                 None               153

Edward H. Mangold          2000        160,000       174,562       -----               27,000             4,153
  Senior Vice President    1999        145,000       212,542       -----                9,000             4,153
                           1998         96,791       234,618       -----                 None             4,698

Mark R. Vipond             2000        254,572        93,737       -----               27,000             4,153
  Senior Vice President    1999        130,000        82,877       -----                9,000             4,528
                           1998        100,000       106,024       -----                 None             4,403


(1) TSA's executive officers are eligible for quarterly cash bonuses. Such bonuses are generally based upon achievement of corporate, geographic or product performance objectives including sales, revenue, pretax profit, backlog and cash flow.
(2) "Other Annual Compensation" includes amounts paid by TSA for personal use of the TSA airplane.
(3)      Includes options granted from TSA's 1999, 1996, and 1994 Stock Option
         Plans.
(4) Includes contributions made to TSA's retirement plans. For fiscal 2000, employer contributions to TSA's 401(k) Retirement Plan were $4,000 each for Messrs. Fisher, Russell, Parkinson, Mangold, and Vipond, respectively.
(5) Each of Messrs. Fisher, Russell, Parkinson, Mangold, Vipond, and certain other executive officers of TSA are party to an agreement pursuant to which each has agreed not to compete with TSA for so long as he or she is a stockholder of TSA. At the election of TSA, the non-compete agreement may remain in effect for two years after termination of employement (even if he or she is no longer a stockholder) if TSA pays him or her for two years. No amounts were paid in 2000 under this agreement.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants



                            Number of        Percent of
                            Securities     Total Options
                            Underlying       Granted to                                     Grant Date
                         Options Granted    Employees In   Exercise Price    Expiration    Present Value
      Name                   (#)(1)          Fiscal Year        ($/sh)         Date            ($)(2)
      ----               ---------------   -------------   --------------   -----------    --------------
William E. Fisher           125,000           10.43%           25.9380       2/22/2010       1,747,271
David C. Russell              5,000            0.42%           25.0625      10/19/2009          67,533
                             58,753            4.90%           25.9380       2/22/2010         823,959
                             23,837            1.99%           27.2500       3/29/2010         360,065
                             42,410            3.54%           18.5630        8/8/2010         424,258
Anthony Parkinson             2,000            0.17%           25.0625      10/19/2009          27,014
                             25,000            2.09%           25.9380       2/22/2010         349,455
Edward H. Mangold             2,000            0.17%           25.0625      10/19/2009          27,014
                             25,000            2.09%           25.9380       2/22/2010         349,455
Mark R. Vipond                2,000            0.17%           25.0625      10/19/2010          27,014
                             25,000            2.09%           25.9380       2/22/2010         349,455


(1) The options referred to in this table were granted under TSA's 1994, 1996, and 1999 Stock Option Plans. Vesting of the options granted under the 1999 and 1996 Stock Option Plans occurs on an annual pro rata basis over a term of three years from the date of grant. Vesting of options granted under the 1994 Stock Option Plan occurs on a monthly pro rata basis over a term of 48 months from the date of grant.
(2) Grant date present value is determined using a modified Black-Scholes option pricing model. The estimated values under this model are based on several assumptions, including a weighted-average expected volatility of 38%, a weighted-average risk-free rate of return of 5.7%, no dividend yield and expected option lives of 6.2 years and may not be indicative of actual value. The actual gain, if any, the option holder may realize will equal the excess of the actual market price of the stock on the date the option is exercised over the exercise price. There is no assurance that the value that may be realized by the option holder will be at or near the value estimated by the modified Black-Scholes model.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised
                              Shares                             Options at                In-the-Money Options at
                             Acquired                        Fiscal Year-end (#)            Fiscal Year-end ($)
                               On          Value         ----------------------------------------------------------
Name                      Exercise (#)   Realized ($)    Exercisable/Unexercisable    Exercisable/Unexercisable (1)
-------------------------------------------------------------------------------------------------------------------
William E. Fisher                 0             0              81,000/162,000                      0/0
David C. Russell                  0             0              81,985/16,6015                      0/0
Anthony J. Parkinson         10,000       179,729              30,500/45,500                       0/0
Edward H. Mangold                 0             0              66,750/54,250                       0/0
Mark R. Vipond                    0             0              66,750/54,250                       0/0


(1) None of the options are "In-the Money" options at the end of the last fiscal year, since the fair market value (closing bid price per the NASDAQ Market) of the Common Stock at the end of the last fiscal year ($14.313 per share) did not exceed the exercise price of the Options.


         OPTIONS TO PURCHASE SECURITIES

The following table sets forth (i) the number of shares subject to options held as of December 1, 2000 by Directors and executive officers as a group, and (ii) all TSA employees as a group.


                                                          Unvested       Vested        Total
                                                          Shares         Shares        Shares
                                                          --------     ---------     ----------
         Directors and executive officers as a group      738,357        589,793     1,328,150
         All employees as a group                       1,997,829      1,940,256     3,938,085

         SEVERANCE COMPENSATION AGREEMENTS

         TSA has entered into Severance Compensation Agreements (the "Agreements") with 9 of its executive officers, including each of the Named Executive Officers, and 8 other employees. Generally, the Agreements provide that if there is a Change in Control (as defined in the Agreements) of TSA and the employee's employment with TSA is subsequently terminated within two years after the Change in Control other than as a result of death, Retirement (as defined in the Agreements), termination by TSA for Cause (as defined in the Agreements), or the employee's decision to terminate employment other than for Good Reason (as defined in the Agreements), the employee will be entitled to receive from TSA certain payments and benefits. These payments and benefits include (i) a lump sum payment (the "Severance Amount") equal to, in the case of Messrs. Fisher and Russell, and Douglas Parr and David P. Stokes, two times the average Compensation (as defined in the Agreements) of the employee during the two most recent fiscal years of TSA ending prior to the Date of Termination (as defined in the Agreements), or in the case of the other executive officers (including Messrs. Mangold, Vipond, and Parkinson) and employees who entered into Severance Compensation Agreements with TSA, one times the average Compensation of the employee during the two most recent fiscal years of TSA ending prior to the Date of Termination; (ii) earned but unpaid base salary through the Date of Termination; (iii) a quarterly incentive award for the current fiscal quarter prorated through the Date of Termination equal to the greater of the quarterly incentive award made to the employee for the most recent fiscal quarter ending prior to the Date of Termination or the average quarterly incentive award made to the employee for the most recent three fiscal years ending prior to the Date of Termination; (iv) interest on the amounts described in (i), (ii) and (iii); and (v) unless the employee's termination of employment is the result of the employee's Disability (as defined in the Agreements), continued participation at TSA's cost in employee benefit plans available to TSA employees generally in which the employee was participating, until the earlier of receiving equivalent benefits from a subsequent employer or two years from the Date of Termination.

         For purposes of determining the Severance Amount referred to above, compensation generally includes compensation includable in the gross income of the employees, but excluding amounts realized on the exercise of non-qualified stock options, amounts realized from the sale of stock acquired under an incentive stock option or an employee stock purchase plan, and compensation deferrals made pursuant to any plan or arrangement maintained by TSA. The Agreements provide that in no event will the Severance Amount be less than, in the case of Messrs. Fisher and Russell, and Douglas Parr and David P. Stokes, two times, and in the case of the other executive officers and employee, one times, the employee's annual rate of base salary at the higher of the annual rate in effect (i) immediately prior to the Date of Termination or (ii) on the date six months prior to the Date of Termination.

         Under the Agreements, in the event of a Change in Control, unvested awards and benefits (other than stock options or awards) allocated to the employee under Incentive Plans shall fully vest and become payable in cash.

         The Agreements provide that in the event any payment by TSA would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the employee with respect to such excise tax, then the employee will be entitled to an additional payment in an amount such that, after payment by the employee of all taxes, the employee is in the same after-tax position as if no excise tax had been imposed.

         Under the Agreements, TSA agrees to indemnify the employee to the fullest extent permitted by law if the employee is a party or threatened to be made a party to any action, suit or proceeding in which the employee is involved by reason of the fact that the employee is or was a director or officer of TSA, by reason of any action taken by him or of any action on his part while acting as director or officer of TSA, or by reason of the fact that he is or was serving at the request of TSA as a director, officer, employee or agent of another enterprise. TSA also agrees to obtain and maintain a directors' and officers' liability insurance policy covering the employee.

         The Agreements terminate upon the earlier of (i) termination of employment for any reason prior to a Change in Control and (ii) three years after the date of a Change in Control.

         PERFORMANCE GRAPH

         In accordance with Securities and Exchange Commission Rules, the following table shows a line-graph presentation comparing cumulative stockholder return on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer selected by TSA. TSA has selected the S&P 500 Index and the NASDAQ Computer & Data Processing Services ("C&DP") Index for comparison.

[GRAPH]


         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG TRANSACTION
SYSTEMS ARCHITECTS, INC., THE S&P 500 AND THE NASDAQ COMPUTER & DATA PROCESSING



                                                       CUMULATIVE TOTAL RETURN
                                          ----------------------------------------------
                                            9/95    9/96    9/97    9/98    9/99    9/00
TRANSACTION SYSTEMS ARCHITECTS, INC.      100.00  315.89  303.74  265.42  201.40  121.50
S&P 500                                   100.00  120.34  169.01  184.30  235.54  266.83
NASDAQ COMPUTER & DATA PROCESSING         100.00  124.02  167.84  217.53  367.74  464.32

--------
Assumes $100 invested on 9/30/95 in the Company's Common Stock (at a closing price on that date of $13.373 per share, adjusted for a two-for-one stock split effected in the form of a 100% stock dividend in July 1996), the S&P 500 Index and the NASDAQ C&DP Index.

TSA UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  The TSA Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the combination of TSA and MDL through the issuance of TSA Class A Common Shares and the Exchangeable Shares and/or Replacement TSA Options for the applicable MDL Securities. The unaudited pro forma statement of operations for the year ended September 30, 1999 reflects the combination as if it had taken place on October 1, 1998. The unaudited pro forma condensed consolidated balance sheet gives effect to the combination as if it had taken place on September 30, 1999. The unaudited pro forma condensed consolidated statement of operations combines TSA's historical results of operations for the year ended September 30, 1999 with MDL's historical results of operations for the nine months ended December 31, 1999.

         The MessagingDirect historical financial statements on which the pro forma financial statements are based are currently available in documents filed by MessagingDirect on SEDAR (www.sedar.com) under MessagingDirect's filings. The MessagingDirect financial statements and the documents in which they are contained are the responsibility of MessagingDirect and not TSA. The TSA financial statements on which the pro forma financial statements are based are contained in a previous TSA annual report filed with the Securities and Exchange Commission.

         MDL's management has indicated that the inclusion of the figures for the first quarter of MDL's fiscal 1999 would not be material to the TSA Unaudited Pro Forma Condensed Consolidated Financial Statements.

         The TSA Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the combination using the purchase method of accounting and have been prepared on the basis of assumptions described in the notes thereto, including assumptions relating to the allocation of the total purchase cost to the assets and liabilities of MDL based upon preliminary estimates of their fair value. The actual allocation may differ from those assumptions after valuations and other procedures, to be performed after the completion of the Transaction, are finalized.

         The TSA Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the TSA Audited Financial Statements, the MDL Audited Financial Statements, the MDL Unaudited Financial Statements and the TSA Unaudited Condensed Consolidated Financial Statements. The TSA Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what the actual operating results or financial position would have been had the combination actually taken place on October 1, 1998 or September 30, 1999 and do not purport to indicate TSA's future results of operations.

COMPILATION REPORT

To the Board of Directors of
Transaction Systems Architects, Inc.

We have reviewed, as to the compilation only, the accompanying unaudited pro forma condensed consolidated balance sheet of Transaction Systems Architects, Inc. (TSA) and MessagingDirect Ltd. (MDL) as of September 30, 1999, and the unaudited pro forma condensed consolidated statement of operations for the year then ended, which have been prepared for inclusion in this Circular. In our opinion, the unaudited pro forma condensed consolidated balance sheet and statement of operations have been properly compiled to give effect to the proposed transaction and the assumptions described in the notes thereto.

(signed) "Arthur Andersen LLP"


Omaha, Nebraska
December 8, 2000

          TRANSACTION SYTEMS ARCHITECTS, INC. AND MESSAGINGDIRECT LTD.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                 (IN U.S. $ THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         TSA             MDL
                                                      September        December       Pro Forma         Pro Forma
                                                      30, 1999         31, 1999      Adjustments        Combined
                                                     ----------       ---------      ------------       ---------
ASSETS

Current assets:
Cash and cash equivalents                            $ 70,482         $ 8,629        $         -        $ 79,111
Marketable securities                                   8,456               -                  -           8,456
Billed receivables, net of allowances                  50,619           2,018                  -          52,637
Accrued receivables                                    41,880               -                  -          41,880
Deferred income taxes                                   7,468               -                  -           7,468
Other                                                   7,215             416                  -           7,631
                                                     --------         -------        -----------        --------

Total current assets                                  186,120          11,064                  -         197,184

Property and equipment, net                            20,754             318                  -          21,072
Software, net                                          25,835             359             14,661      2   40,855
Intangible assets, net                                 61,612           1,576             27,747      2   90,935
Long-term accrued receivables                          26,850               -                  -          26,850
Investments and notes receivable                        3,569               -                  -           3,569
Other                                                   4,785               -                  -           4,785
                                                     --------         -------        -----------        --------

Total assets                                         $329,525         $13,316        $    42,408        $385,249
                                                     ========         =======        ===========        ========

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt                    $    501         $   715        $         -        $  1,216
Accounts payable                                        8,030           1,127                  -           9,157
Accrued employee compensation                           7,192               -                  -           7,192
Accrued liabilities                                    18,287               -              2,075      2   20,362
Income taxes                                            8,521               -                  -           8,521
Deferred revenue                                       54,627           1,027                  -          55,654
                                                     --------         -------        -----------        --------

Total current liabilities                              97,158           2,869              2,075         102,103

Long-term debt                                            991              87                  -           1,078
Deferred income taxes                                   6,207             331                  -           6,538
                                                     --------         -------        -----------        --------

Total liabilities                                     104,356           3,287              2,075         109,718
                                                     --------         -------        -----------        --------

Stockholders' equity:
Class A Common Stock                                      163               -                 17       4     180
Additional paid-in capital                            161,630          12,625             37,721     2,4 211,976
Retained earnings (accumulated deficit)                82,922          (2,595)             2,595      5   82,922
Treasury stock, at cost                               (14,250)              -                  -         (14,250)
Accumulated other comprehensive income                 (5,296)              -                  -          (5,296)
                                                     --------         -------        -----------        --------

Total stockholders' equity                            225,169          10,030             40,333         275,532
                                                     --------         -------        -----------        --------

Total liabilities and stockholders' equity           $329,525         $13,316        $    42,408        $385,250
                                                     ========         =======        ===========        ========

          TRANSACTION SYSTEMS ARCHITECTS, INC. AND MESSAGINGDIRECT LTD.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                 (IN U.S. $ THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       TSA               MDL
                                                     (Twelve        (Nine months
                                                  months ended         ended
                                                 September 30,       December 31,       Pro Forma       Pro Forma
                                                     1999)              1999)          Adjustments       Combined
                                                 -------------      -------------     ------------      ----------
Revenues:
Software license fees                            $    210,002       $           -     $      2,496   1  $  212,498
Maintenance fees                                       63,933                   -              589   1      64,522
Services                                               76,857                   -              208   1      77,065
Hardware, net                                           4,002                   -                -           4,002
Revenues                                                    -               3,294           (3,294)  1           -
                                                 ------------       -------------     ------------      ----------

Total revenues                                        354,794               3,294                -         358,088
                                                 ------------       -------------     ------------      ----------

Expenses:
Cost of software license fees                          44,079                 122            4,887   2,3    49,088
Cost of maintenance and services                       72,096                 305                           72,401
Research and development                               34,612               1,099                           35,711
Selling and marketing                                  70,121               1,616                           71,737
General and administrative:
General and administrative costs                       58,725                 854                           59,579
Amortization of goodwill and purchased
intangibles                                             4,901                 128            5,737   2,3    10,766
                                                 ------------       -------------     ------------      ----------

Total expenses                                        284,534               4,123           10,624         299,281
                                                 ------------       -------------     ------------      ----------

Operating income                                       70,260                (829)         (10,624)         58,807
                                                 ------------       -------------     ------------      ----------

Other income (expense):
Interest income                                         2,947                   -                            2,947
Interest expense                                         (401)                  -                             (401)
Transaction related expenes                              (653)                  -                             (653)
Other                                                    (283)                  -                             (283)
                                                 ------------       -------------     ------------      ----------

Total other                                             1,610                   -                -           1,610
                                                 ------------       -------------     ------------      ----------

Income before income taxes                             71,870                (829)         (10,624)         60,417
Provision for income taxes                            (27,170)               (169)           3,610   6     (23,729)
                                                 ------------       -------------     ------------      ----------

Net income                                       $     44,700       $        (998)    $     (7,014)     $   36,688
                                                 ============       =============     ============      ==========

Earnings Per Share Data:
Basic:
Net income                                       $       1.41                                           $     1.05
                                                 ============                                           ==========
Shares used in computation                             31,667                                3,358   2      35,025
                                                 ============                         ============      ==========
Diluted:
Net income                                       $       1.38                                           $     1.03
                                                 ============                                           ==========
Shares used in computation                             32,363                                3,358   2      35,721
                                                 ============                         ============      ==========

            NOTES TO TRANSACTION SYSTEMS ARCHITECTS, INC. AND
                MESSAGINGDIRECT LTD. UNAUDITED PRO FORMA
               CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The unaudited pro forma condensed consolidated financial statements have been prepared using the audited consolidated financial statements of Transaction Systems Architects, Inc. (TSA) as of and for the year ended September 30, 1999, which were audited by Arthur Andersen LLP, and the consolidated financial statements of Messaging Direct Ltd. (MDL) as of and for the nine months ended December 31, 1999, which were audited by other auditors.

         The information presented is expressed in U.S. dollars and in accordance with U.S. GAAP. The management of TSA believes there would be no material differences in the pro forma financial statements if they were prepared in accordance with Canadian GAAP and believes the MDL Consolidated Balance Sheet and Consolidated Statement of Operations, which have been presented in accordance with Canadian GAAP, would not require material adjustments to be presented in accordance with U.S. GAAP.

         The MDL Consolidated Balance Sheet was translated from Canadian dollars into U.S. dollars at the exchange rate at December 31, 1999 of 0.6924 (U.S. $1.00 equals Cdn. $1.444). The MDL Consolidated Statement of Operations was translated from Canadian dollars to U.S. dollars at the average rate for the nine months ended December 31, 1999 of 0.6794 (U.S. $1.00 equals Cdn. $1.472).

         The unaudited pro forma condensed consolidated financial statements do not reflect the business acquisitions TSA has made since September 30, 1999. In April 2000, TSA acquired WorkPoint Systems, Inc. for 164,680 shares of TSA Class A Common Stock, with a market value of approximately $4.8 million. In June 2000, TSA acquired 70% ownership interest in Hospital Health Plan Corporation for $4.6 million in cash and $3.3 million in assumed liabilities. Together the two acquisitions resulted in the recording of goodwill of approximately $12.1 million.

1. The historical results of MDL have been reclassified to conform to TSA's basis of presentation for its Condensed Consolidated Financial Statements.

2. The purchase price for the completion of the MDL acquisition was determined by combining the value of TSA Common Stock or TSA Exchangeable shares to be issued to MDL Security Holders (approximately 3,357,500 shares valued at $15.00 per share) and the estimated transaction costs for the acquisition. The estimated direct transaction costs to be incurred by the Combined Company include transaction fees for attorneys, accountants, financial printing, and other related charges. The purchase price for the completion of the acquisition is summarized below (in thousands):


         Common stock                                                        $   50,362
         Estimated transaction costs                                              2,075


         Net assets acquired after elimination of
          MDL pre-acquisition goodwill of $1,576                       (8,453)
                                                                   ----------
         Total Intangible                                          $   43,984
                                                                   ==========

         The estimated allocation of the purchase price attributable to intangibles has been estimated, for purposes of these pro forma financial statements to be as follows (in thousands):


         Software                                                 $    14,661
         Goodwill                                                      29,323
                                                                  -----------
         Total Intangible                                         $    43,984
                                                                  ===========


         The amounts allocated to software and goodwill are preliminary and subject to the receipt of an appraisal of the MDL business.

         In conjunction with the acquisition of MDL, TSA will be issuing approximately $1 million of preferred stock to non-MDL Security Holders. This preferred stock issuance has not been reflected in these unaudited pro forma condensed consolidated financial statements.

3. Amortization of the software and goodwill for MDL will be on the straight-line method over three years and five years, respectively. The amortization of software is included in cost of software license fees and the amortization of goodwill is included in amortization of goodwill and purchased intangibles.

4. To record the issuance of common stock related to the purchase of MDL. It is assumed that all Exchangeable Shares have been exchanged for TSA Class A Common Stock, and that, accordingly, the Special Voting Share is cancelled. It is also assumed that the Replacement TSA Options will be immediately exercised.

5.       To eliminate the accumulated deficit of MDL.

6.       To record income tax provision related to the Pro Forma adjustments.

PRO FORMA CAPITALIZATION OF TSA

         The following table sets forth the capitalization of TSA and the pro forma capitalization of TSA (post Transaction) as at September 30, 1999 on the basis of the assumptions set forth in the TSA Unaudited Pro Forma Condensed Consolidated Financial Statements. This data should be read in conjunction with the TSA Audited Financial Statements, the MDL Audited Financial Statements and the TSA Unaudited Condensed Consolidated Financial Statements.


                           PRO FORMA CAPITALIZATION OF TSA
        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS - U.S. DOLLARS)
                                   (UNAUDITED)


                                                                                                      (Post
                                                                                                    Transaction)
                                                                                         TSA       TSA Pro Forma
                                                                                     ------------  -------------
Stockholders' equity:
   Redeemable  Convertible  Preferred  Stock,  $.01 par value;  5,450,000  shares    $             $
     authorized; no shares issued and outstanding at September 30, 1999                         -            -
   Redeemable Convertible Class B Common Stock and Warrants, $.05 par value;
     5,000,000 shares authorized; no shares issued and outstanding at September
     30, 1999                                                                                   -            -
   TSA Class A Common  Shares,  $.005 par value;  50,000,000  shares  authorized;
     32,580,637 shares issued at September 30, 1999 and 35,938,137 as adjusted(1)             163          180
   Class B Common Stock, $.005 par value; 5,000,000 shares authorized;  no shares
     issued and outstanding at September 30, 1999                                               -            -
   Additional paid-in capital                                                             161,630      211,976
   Retained earnings                                                                       82,922       82,922
   Treasury stock, at cost, 475,845 shares at September 30, 1999                          (14,250)     (14,250)
   Accumulated other comprehensive income                                                  (5,296)      (5,296)
                                                                                     ------------  -----------

     Total stockholders' equity                                                      $    225,169  $   275,532
                                                                                     ============  ===========

-------------------------
(1) Assumes that all Exchangeable Shares have been exchanged for TSA Class A Common Shares, and that, accordingly, the Special Voting Share is cancelled. Also assumes that the Replacement TSA Options are immediately exercised. Excludes 3,352,874 TSA Class A Common Shares issuable upon the exercise of the TSA stock options outstanding at September 30, 1999.

COMPARATIVE PER SHARE DATA

         The following table presents certain historical per share data of TSA and certain unaudited Pro Forma Per share data that reflect the combination of TSA and MDL using the purchase method of accounting. This data should be read in conjunction with the TSA Audited Financial Statements, the MDL Audited Financial Statements and the TSA Unaudited Condensed Consolidated Financial Statements and the TSA Unaudited Pro Forma Condensed Consolidated Financial Statements. The TSA unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the combination of TSA and MDL actually occurred at the beginning of the periods presented nor do they indicate future results of operations or financial position.


                                                             AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                                                            (IN U.S. DOLLARS)
                                                                                                          MDL
                                                                                                      Equivalent
                                                       TSA (1)          MDL (1)         TSA MDL           (4)
                                                    -----------     ------------     ------------    -------------
Net income per share:
    Canadian GAAP:
       Basic                                                n/a     $     (0.14)              n/a              n/a
       Diluted                                              n/a     $     (0.14)              n/a              n/a
    U.S. GAAP:
       Basic                                        $       1.41    $     (0.14)     $        1.05     $      0.16
       Diluted                                      $       1.38    $     (0.14)     $        1.03     $      0.16
Book value per share at period end (2), (3)
    Canadian GAAP                                            n/a    $       1.41               n/a             n/a
    U.S. GAAP                                       $       7.11    $       1.41     $        7.67      $     1.18

------------------------
(1) Because of the different year ends, consolidated financial information relating to TSA's fiscal year ended September 30, 1999 has been combined with the consolidated financial information relating to MDL's nine month period ended December 31, 1999.
(2) The historical book value per share is computed by dividing total stockholders' equity as of the end of the period (September 30, 1999 for TSA and December 31, 1999 for MDL) by the number of shares outstanding as of the end of the period (excluding treasury shares).
(3) The pro forma book value per share is computed by dividing total pro forma stockholder's equity by the pro forma number of shares outstanding at the end of the period. For purposes of computing pro forma book value per share as of September 30, 1999, the pro forma book value of U.S.$275.5 million was dividend by the pro forma shares outstanding of 35 million shares.
(4) The MDL pro forma equivalent per share amounts are computed by multiplying the TSA MDL pro forma combined per share amounts by the Exchange Ratio of 0.1536 of a TSA Class A Common Share.

The statements in this report regarding future results or events are preliminary and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, this report contains other forward-looking statements including statements regarding the TSA's expectations, plans, strategies, and beliefs. The forwarding-looking statements in this report are subject to a variety of risks and uncertainties. Actual results could differ materially. Factors that could cause actual results to differ include but are not limited to those described in the TSA's filings with the Securities and Exchange Commission, including Exhibit 99.01 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANSACTION SYSTEMS ARCHITECTS, INC.


Dated:  December 14, 2000             By:    /s/ Dwight G. Hanson
                                            -------------------------
                                                Dwight G. Hanson
                                             Chief Financial Officer
                                           (Principal Financial Officer)

                               EXHIBIT INDEX


Exhibit
Number                          Description
------                          -----------
99.01     Safe Harbor for Forward-Looking Statements under the Private
          Securities Litigation Reform Act of 1995